UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2009

CAMDEN NATIONAL CORPORATION
(Exact name of Registrant as specified in charter)

MAINE	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

(207) 236-8821
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition

Camden National Corporation (the “Company”) issued a press release on January 27, 2009 announcing earnings for the year and fiscal quarter ended December 31, 2008.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 27, 2009, the Board of Directors of the Company named Gregory A. Dufour, president and chief executive officer of the Company, to the Board of Directors of the Company. Other than in connection with Mr. Dufour’s employment with the Company, there are no understandings or arrangements between Mr. Dufour and any other person pursuant to which Mr. Dufour was selected as a director of the Company. Mr. Dufour does not have any family relationship with any director or executive officer of the Company. It has not yet been determined on which committees of the Board of Directors of the Company Mr. Dufour will serve.  In connection with his service as a director, Mr. Dufour will not receive compensation as he is an employee of the Company.

Item 9.01 – Financial Statements and Exhibits

         (d)  Exhibits.

              99.1     Press release announcing earnings for the year and fiscal quarter ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

CAMDEN NATIONAL CORPORATION

By:	/s/ Deborah A. Jordan	Date: January 28, 2009
Deborah A. Jordan
Chief Financial Officer and Principal Financial & Accounting Officer